Exhibit 99.1

All transactions listed below relate to sales of Common Stock of Central Garden & Pet Company on March 14, 2005 by Glenn W. Novotny

Shares Price Shares Beneficially Owned After Transaction

500 43.51  96,648
408 43.56  96,240
492 43.57  95,748
200 43.60  95,548
200 43.62  95,348
100 43.65  95,248
300 43.68  94,948
300 43.69  94,648
200 43.73  94,448
600 43.75  93,848
500 43.76  93,348
400 43.77  92,948
400 43.78  92,548
100 43.79  92,448
200 43.9  92,248
100 43.91  92,148
100 43.92  92,048
200 43.93  91,848
200 43.96  91,648
100 43.97  91,548
100 43.99  91,448
500 44.00  90,948
1500 44.05  89,448
200 44.06  89,248
1000 44.08  88,248
500 44.09  87,748
100 44.14  87,648
600 44.15  87,048
1500 44.16  85,548
100 44.18  85,448
200 44.19  85,248
1400 44.20  83,848
300 44.21  83,548
100 44.22  83,448
200 44.23  83,248
1100 44.24  82,148